Exhibit 10.1

WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT, dated as of December 13, 2010 (this “Agreement”) is entered into by and among Wuhan General Group (China), Inc., a Nevada corporation (the “Company”), Fame Good International Limited, a British Virgin Islands company (“Fame Good”), and the undersigned holders of the Company’s Series A Warrants and/or Series B Warrants (collectively, the “Holders”).

WITNESSETH

WHEREAS, the Company currently has Series A and B warrants outstanding (the “Warrants”) representing the right to purchase an aggregate of 9,993,977 shares of the Company’s common stock (the “Warrant Stock”);

WHEREAS, Fame Good has offered to purchase all or part of each Holder’s Warrant for a purchase price payable in an amount of Chinese Renminbi equal to $0.50 per share of Warrant Stock underlying the Warrant, based on the average of the buying and selling exchange rates as published by the Bank of China on the date hereof (the “Purchase Price”);

WHEREAS, the Transaction (as defined below) shall be made pursuant to an exemption under the Securities Act of 1933, as amended; and

WHEREAS, the parties desire to enter into the Transaction upon the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1.           Each Holder agrees to sell the number of shares of Warrant Stock underlying its Series A Warrant and/or the number of shares of Warrant Stock underlying its Series B Warrant indicated on such Holder’s signature page hereto (the “Elected Warrant Stock”) to Fame Good, and Fame Good agrees to purchase the Elected Warrant Stock from each Holder, for the Purchase Price (the “Transaction”).  Each Holder shall relinquish such Holder’s right, title and interest in the Elected Warrant Stock to Fame Good.

2.           In connection with the Transaction, (i) each Holder that also holds the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share, has signed and delivered the Waiver, of even date herewith, of the Lock-Up Agreement, dated February 7, 2007, between the Company and Fame Good (the “Waiver”) and (ii) certain of the Holders have signed and delivered the Stockholders Agreement, of even date herewith, with the Company, Fame Good and Xu Jie (the “Stockholders Agreement”).

3.           Each Holder hereby represents and warrants that:

a.           it acknowledges and agrees to the terms and conditions of the Transaction as provided for herein;

b.           it is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

c.           it has the requisite power and authority to enter into and perform this Agreement and, if applicable, the Stockholders Agreement and the Waiver, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and, if applicable, the Stockholders Agreement and the Waiver, by such Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Holder or its Board of Directors, stockholders, or partners, as the case may be, is required. Each of this Agreement and, if applicable, the Stockholders Agreement and the Waiver, has been duly authorized, executed and delivered by such Holder and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Holder enforceable against the Holder in accordance with the terms thereof;

d.           the execution, delivery and performance of this Agreement and, if applicable, the Stockholders Agreement and the Waiver, and the consummation by such Holder of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Holder’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Holder is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Holder or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Holder). Such Holder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or, if applicable, the Stockholders Agreement and the Waiver;

e.           it has not exercised, assigned, pledged or hypothecated the Warrants (or the Elected Warrant Stock), in part or in whole, and hereby grants the Company the power of attorney to transfer the Series A and/or Series B Warrants exercisable for all of the Holder’s Elected Warrant Stock to Fame Good on the books and records of the Company upon the Company’s receipt of this fully executed and completed Agreement and the surrender by the Holder of the Series A and/or Series B Warrant certificate(s) exercisable for the Elected Warrant Stock; and

f.           it has delivered this Agreement together with its Series A and/or Series B Warrant certificate(s) exercisable for the Elected Warrant Stock to Juliet G. Sy at Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308.

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4.           The Holder hereby agrees to indemnify and hold harmless the Company, its officers, directors, successors and assigns, and any person now or hereafter acting as the Company’s transfer agent or acting in any similar capacity, from and against any and all liability, loss, damage and expense in connection with, or arising out of such person’s actions in accordance with the terms of this Agreement.

5.           The Company hereby represents and warrants that:

a.           it is duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

b.           it has the requisite power and authority to enter into and perform this Agreement and the Stockholders Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Stockholders Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors is required. Each of this Agreement and the Stockholders Agreement has been duly authorized, executed and delivered by the Company and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with the terms thereof;

c.           the execution, delivery and performance of this Agreement and the Stockholders Agreement and the consummation by the Company of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of the Company’s organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Company is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Company or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Company). The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Stockholders Agreement; and

d.           it has not provided any of the Holders with any material non-public information concerning the Company in connection with this Agreement and the transactions contemplated hereby.

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6.           Miscellaneous.

a.           This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles.

b.           This Agreement and, if applicable, the Stockholders Agreement and the Waiver constitute the entire agreement between the parties regarding the subject transaction, superseding any prior agreements or understandings between them, and shall be binding upon the Holder and Holder’s permitted assigns and shall inure to the benefit of the Company and its successors and assigns.

c.           This Agreement may be executed in several counterparts, including by way of facsimile or electronic transmission, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, this Agreement is accepted as of the date first written above.

“Company”

WUHAN GENERAL GROUP (CHINA), INC.

By:	/s/ Philip Lo
Name: Philip Lo
Title: Chief Financial Officer

[Signature Page to Warrant Purchase Agreement]

“Fame Good”

FAME GOOD INTERNATIONAL LIMITED

By:	/s/ Xu Jie
Name: Xu Jie
Title: Director

[Signature Page to Warrant Purchase Agreement]

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

Address:	20 W. 55th Street, 5th Floor New York, NY 10019

Number of shares of Warrant Stock underlying Series A Warrant to be sold under the Warrant Purchase Agreement:	1,711,033

Number of shares of Warrant Stock underlying Series B Warrant to be sold under the Warrant Purchase Agreement:	1,596,964

Aggregate Purchase Price:	$1,653,998.50

VISION CAPITAL ADVANTAGE FUND LP

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Authorized Signatory

Address:	20 W. 55th Street, 5th Floor New York, NY 10019

Number of shares of Warrant Stock underlying Series A Warrant to be sold under the Warrant Purchase Agreement:	220,297

Number of shares of Warrant Stock underlying Series B Warrant to be sold under the Warrant Purchase Agreement:	205,611

Aggregate Purchase Price:	$212,954

[Signature Page to Warrant Purchase Agreement]

THE USX CHINA FUND

By:	/s/ Stephen L. Parr
Name: Stephen L. Parr
Title: President of Parr Financial Group, Advisor to The USX China Fund

Address:	5100 Poplar Ave., Ste. 3117 Memphis, TN 38137 Attn: Kim Williams

Number of shares of Warrant Stock underlying Series A Warrant to be sold under the Warrant Purchase Agreement:	180,000

Number of shares of Warrant Stock underlying Series B Warrant to be sold under the Warrant Purchase Agreement:

Aggregate Purchase Price:

[Signature Page to Warrant Purchase Agreement]